CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Monterey Homes Corporation

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Financial and Operating Data" in the prospectus.




/s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
May 6, 1998